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                                                                    Exhibit 23.2


                         Consent of Independent Auditor

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Valmont Industries, Inc. for the registration of $150,000,000 of 6 7/8% Senior Subordinated Notes and to the incorporation by reference therein of our report dated March 12, 2004 (except for Note 16, as to which the date is April 1, 2004), with respect to the combined financial statements of Newmark International, Inc. and Pfleiderer Leasing USA, Inc. for the year ended December 31, 2003.

                                              /s/ Ernst & Young LLP


July 26, 2004